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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2002

SSP SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26227 (Commission File Number)	33-075719 (IRS Employer Identification No.)

17861 Cartwright Road, Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (949) 851-1085

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant's Certifying Accountant.

        On July 25, 2002, SSP Solutions, Inc. and subsidiaries ("SSP") notified KPMG LLP ("KPMG"), the independent accounting firm that was engaged as SSP's principal accountant to audit SSP's financial statements, that it intended to engage new certifying accountants, in effect terminating SSP's relationship with KPMG.

        The audit reports of KPMG on the consolidated financial statements of SSP as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report dated April 16, 2002 on the consolidated financial statements of SSP as of and for the years ended December 31, 2001 and 2000 contained a separate paragraph stating: "[T]he Company has incurred significant operating losses, has used cash in operating activities, has an accumulated deficit and deficit working capital. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

        SSP's decision to change accountants was approved by SSP's audit committee and board of directors. In connection with the audits of the two years ended December 31, 2001, and during the subsequent interim period through July 25, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its opinion. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended ("Securities Act").

        On July 25, 2002, SSP provided KPMG with a copy of the disclosures it is making in response to Item 304(a) of the Securities Act. SSP requested that KPMG furnish SSP with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by SSP in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of KPMG's letter will be filed with an amendment to this Form 8-K.

ITEM 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired. Not applicable.

  (b)
  Pro Forma Financial Information. Not applicable.

  (c)
  Exhibits.

  16.1
  Letter from KPMG LLP regarding change in certifying accountant*

  *
  To be filed by amendment.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2002	SSP SOLUTIONS, INC.
	By:	/s/ THOMAS SCHIFF Thomas E. Schiff, Chief Financial Officer

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  ITEM 4. Changes in Registrant's Certifying Accountant.
  ITEM 7. Financial Statements and Exhibits.
SIGNATURE